Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 388-1635
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS FIRST QUARTER 2005 RESULTS

SUNNYVALE, Calif. (April 28, 2005) — Zoran Corporation (Nasdaq NM: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2005.

Revenues for the first quarter were $73.9 million, compared with $74.8 million last quarter and $80.6 million for the same quarter in 2004. Under generally accepted accounting principles, the Company reported a net loss for the first quarter of $18.8 million, or $0.43 per share, compared with a net loss of $30.1 million, or $0.70 per share, for the previous quarter and a net loss of $10.0 million, or $0.23 per share, for the first quarter last year. Included in the net loss for the quarter were charges of $12.8 million related to the acquisitions of Oak Technology and Emblaze Semiconductor for certain ongoing expenses such as the amortization of purchased intangible assets and deferred stock compensation.

Pro forma net loss for the first quarter was $5.9 million, or $0.14 per share, which excludes amortization of acquisition-related purchased intangibles and deferred stock compensation from reported operating expenses. This compares to pro forma net loss of $16.3 million, or $0.38 per share, for the previous quarter and net income of $2.2 million, or $0.05 per diluted share, for the first quarter of 2004.

 “During the first quarter we saw indications that our DVD business is strengthening, and that progress is being made in working through the over supply of inventory that has affected the worldwide DVD industry,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “We are encouraged by the results of our DTV and Digital Camera businesses, which achieved sequential growth of 30 and 37 percent, respectively.  Our Imaging business continues to deliver consistent profits while achieving modest sequential growth during a seasonally down quarter.  As a result of the strength in these higher margin businesses, as well as the successful transition of customers to our newer generation DVD solutions, our financial model continued to improve.  Going forward, we expect these trends to continue as we work to return to profitability and growth throughout 2005.”

Recent Highlights

•                  Zoran’s latest SupraTV, SupraHD and Generation 9 families of standard and high definition digital television processors powered several digital television and set top box products from major manufacturers including Cabot, Changhong, e-Tek, Golden Hualu, Homecast, Maspro, OTPV, Samsung, Skyworth, Thomson RCA, TopTV and Xoceco, on display at China Cable Broadcasting Network in Beijing.

•                  Zoran introduced three new members of its SupraHD family of high definition digital television processors for worldwide digital cable, satellite and terrestrial markets.

•                  Zoran announced COACH 8, the industry’s first and only integrated video codec solution that offers high quality video capture supporting Windows Media Video and HDMI on digital cameras and camcorders.

•                  Zoran announced that its COACH 7 digital camera processor is powering Samsung’s new Digimax V700 and Digimax U-CA 5 high quality, high performance digital camera models displayed recently at the Photo Marketing Association tradeshow in Orlando, Florida.

•                  Zoran introduced the second generation of its low power APPROACH media processor line for the multimedia mobile phone market.

•                  Zoran announced the Vaddis 8 family of DVD multimedia processors and that it powers a new generation of Samsung DVD players.

•                  Zoran announced that its DVD Recording solutions are powering Pioneer’s new DVD Recorder products.

•                  Zoran announced that its Windows print driver development kit, IPS/DDK, supports upcoming Client and Server editions of Microsoft Windows that run on the “x64” architecture pioneered by AMD and also adds improved capabilities for raster inkjet printers and multifunction peripherals.

Future Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The Company is currently expecting second quarter 2005 revenues to range between $86 million and $90 million with gross margins ranging between 48 and 50 percent. Operating expenses, excluding acquisition related costs, are expected to be in a range of $44 million to $45 million. The pro forma earnings for the quarter are expected to range between a net loss of $0.06 per share and break even, excluding acquisition-related costs of approximately $12.7 million. The Company expects to record a GAAP net loss for the quarter of between $0.30 and $0.35 per share.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

About Pro Forma Adjustments

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), the Company uses a pro forma measure of net income or loss that consists of GAAP net income or loss adjusted to exclude the impact of amortization of acquisition-related charges and other non-recurring charges and gains.

Pro forma net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from pro forma non-GAAP measures used by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss first quarter results. To listen to the call, please call 617-614-4911 approximately five minutes prior to the start of the call.  For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately 7:00 p.m. ET on April 28 until 7:00 p.m. ET on May 4. The access number for the replay is 617-801-6888; confirmation number 68681223.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download, and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-

performance digital audio and video, imaging applications, and Connect and Share technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; potential problems related to the integration of the business and operations of Emblaze Semiconductor following its recent acquisition; the Company’s ability to operate such acquired business profitably; and the effects of general business and changing economic conditions on the markets that the Company serves. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2005	2004

Revenues:
Hardware product revenues	$59,002	$68,029
Software and other revenues	14,882	12,608
Total revenues	73,884	80,637

Costs and expenses:
Cost of hardware product revenues	36,964	45,328
Research and development	20,100	18,646
Selling, general and administrative	23,174	14,817
Amortization of intangibles	12,330	10,343
Deferred stock compensation	517	1,827
Total costs and expenses	93,085	90,961

Operating loss	(19,201)	(10,324)

Interest & other income, net	405	725
Loss before income taxes	(18,796)	(9,599)

Provision for income taxes	—	386
Net loss	$(18,796)	$(9,985)

Basic net loss per share	$(0.43)	$(0.23)
Diluted net loss per share	$(0.43)	$(0.23)

Shares used to compute basic net loss per share	43,213	42,522
Shares used to compute diluted net loss per share	43,213	42,522

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2005	2004

Revenues:
Hardware product revenues	$59,002	$68,029
Software and other revenues	14,882	12,608
Total revenues	73,884	80,637

Costs and expenses:
Cost of hardware product revenues	36,964	45,328
Research and development	20,100	18,646
Selling, general and administrative	23,174	14,817
Total costs and expenses	80,238	78,791

Operating income (loss)	(6,354)	1,846

Interest & other income, net	405	725
Income (loss) before income taxes	(5,949)	2,571

Provision for income taxes	—	386
Net income (loss)	$(5,949)	$2,185

Basic net income (loss) per share	$(0.14)	$0.05
Diluted net income (loss) per share	$(0.14)	$0.05

Shares used to compute basic net income (loss) per share	43,213	42,522
Shares used to compute diluted net income (loss) per share	43,213	45,038

ZORAN CORPORATION

RECONCILIATION OF PRO FORMA NET INCOME (LOSS) TO GAAP NET LOSS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2005	2004

Pro forma net income (loss)	$(5,949)	$2,185
Adjusting items to pro forma net income (loss):
Amortization of intangibles (1)	12,330	10,343
Deferred stock compensation (2)	517	1,827

GAAP net loss	$(18,796)	$(9,985)

(1) Amortization of intangible assets for the three month periods ended March 31, 2005 and 2004 is associated with the acquisition of Oak Technology, Inc. in August 2003 and Emblaze Semiconductor in July 2004.

(2) Deferred stock compensation is primarily a result of the acquisition of Oak Technology, Inc. in August 2003.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2005	2004

ASSETS

Current assets:
Cash and short-term investments	$81,336	$70,413
Accounts receivable, net	68,023	59,863
Inventory	34,207	50,033
Prepaid expenses & other current assets	17,995	14,130
Total current assets	201,561	194,439

Property & equipment, net	16,270	17,190
Other assets	54,108	68,619
Intangible assets, net	306,567	319,033

Total assets	$578,506	$599,281

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,955	$34,017
Accrued expenses and other liabilities	53,797	51,102
Total current liabilities	81,752	85,119

Long term liabilities	13,064	13,535

Stockholders’ equity:
Common stock	43	43
Additional paid-in capital	705,761	705,661
Deferred stock-based compensation	(1,999)	(2,791)
Accumulated other comprehensive income	2,505	1,538
Accumulated deficit	(222,620)	(203,824)
Total stockholders’ equity	483,690	500,627

Total liabilities and stockholders’ equity	$578,506	$599,281

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-388-1635, or bonnie@mcbridegrp.com
Web site: http://www.zoran.com
(ZRAN)